                                                                    EXHIBIT 10.6

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

         This Non-competition and Non-disclosure Agreement (the "Agreement"), is entered into this 9th day of February, 1998, by and between KEY PLASTICS TECHNOLOGY, L.L.C., a Michigan Limited Liability Company, of 21333 Haggerty Road, Suite 200, Novi, Michigan 48375 (the "Company") and DAVID C. BENOIT (the "Executive").
                               Statement-of Facts

         The Company is engaged in the business of manufacturing, designing, marketing and supplying highly engineered plastic components and assemblies to automotive original equipment manufacturers ("OEMs") in Michigan, Pennsylvania, Ohio, Indiana, the United Kingdom, Mexico, Portugal and France. The Executive is a member of the management committee of the Company employed by the Company as its Chief Executive Officer. As a result of his employment by the Company and his operation of the business, the Executive has obtained and will obtain certain proprietary, secret and confidential information concerning the business of the Company including without limitation, product engineering and design information, financial and organizational information, the identity of customers and sources of supply, their needs and requirements, the nature and extent of contracts with them, and related cost, price and sales. Part of the Executive's compensation is being paid to preserve the confidential nature of such information. Accordingly, the parties have agreed that this confidence shall be maintained while the Executive continues in the Company's employment and for a reasonable period of time in the event either party terminates the employment relationship.
                                    Agreement

         In consideration of the above facts and the mutual covenants of the parties, IT IS AGREED:

         1. Except in the course of fulfillment of his obligations as an employee of the Company, the Executive shall at no time during the term of this Agreement or for a period of six (6) months immediately following the termination of his employment with the Company ("Restricted Period"), engage in the business of manufacturing, designing, marketing and supplying plastic automotive components and assemblies to automotive OEMs in any location within a fifty (50) mile radius of any facility of the Company ("Prohibited Business") , provided, however, that this Agreement shall not prohibit the executive from participating in the business of Complex Tooling & Molding Inc., a plastics manufacturer for the telecommunications and computer industry. The Executive shall not engage in the Prohibited Business during the Restricted Period, directly or indirectly, either for himself or on behalf of any other person, firm, corporation, company or other entity, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise.

         2. Unless the Executive shall first obtain the Company's written permission, he shall not disclose or use at any time, either during or subsequent to his employment with the Company, any secret, privileged, confidential or proprietary information concerning the Company, whether or not patentable, copyrightable or otherwise protectable, of which the Executive becomes aware during his employment with the Company, whether or not developed by the Executive, except as required in the Executive's duties to the Company. Confidential information shall include information concerning the Company not generally known in the business community, including, but not limited to information concerning the Company's customer lists, supplier lists, price lists, sales and service records, equipment, apparatus, processes, methods, improvements, inventions, data, sales figures, projections, quotations, estimates, accounting and billing procedures, other records, personnel history, trade secrets, reports, budgets and other financial information, the acquisition, installation and utilization of equipment and procedures, technological developments, "know-how", computer programs, and the like. This information, as well as all records, files, plans, sketches, notes, note books, letters, software, computer tapes or diskettes, or other physical records or documents relating to the business of the Company, or copies thereof, which the Executive shall use, prepare or come in contact with, shall remain the sole property of the Company, and the Executive shall, upon termination of his employment with the Company, promptly return all such material in his possession and control to the Company. All right, title, and interest of every kind and nature, whether now known or unknown, in and to any intellectual property, including, but not limited to, any inventions, patents, trademarks, service marks, copyrights, films, scripts, ideas, creations, and properties invented, created, written, developed, improved or produced by the Executive, alone or with others, in the course of rendering services to the Company shall, as between the Company and the Executive, be and remain the sole and exclusive property of the Company for any and all purposes and uses, and Executive shall have no right, title, or interest of any kind or nature in or to such property, or in or to any results and/or proceeds from such property. The Executive agrees to assist the Company, at the Company's expense, to obtain patents or copyrights on any such patentable or copyrightable ideas, inventions, and other developments, and agrees to execute all documents necessary to obtain such patents or copyrights in the name of Company.

         3. Following termination of employment with the Company, the Executive agrees to immediately notify any subsequent employer of the terms and conditions of this Agreement.

         4. The Executive shall not be bound by the terms of this Agreement in the event his employment is terminated by the Company or by a successor to the Company for any event except termination by the Company for "good cause." "Good cause" shall mean any one or more of the following occurrences:

                  (a) Executive's conviction, or entry of a plea of nolo contendere, in a court of competent and final jurisdiction for any felony crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved;

                  (b) The Executive commits an act of fraud, misappropriation, embezzlement, or acts of dishonesty upon the Company;

                  (c) The Executive's breach of the terms of any agreement between the Company and the Executive;

                  (d) The Executive's willful misconduct; or

                  (e) The Executive's breach of fiduciary duty to the Company.

         Additionally, the Executive shall not be bound by the terms of this Agreement in the event that his employment is terminated by the Company or any successor thereto following a Change in Control. A "Change in Control" shall mean the (i) sale of all or substantially all of the assets of the Company to an unaffiliated third-party, or (ii) a merger or other exchange involving the Company with an unaffiliated third-party in which the members of the Company immediately prior to such transaction do not own a majority of the outstanding equity interests of the entity surviving such transaction.

         5. The Executive agrees that violation of this Agreement may cause irreparable harm to the Company. If the Company brings legal action to prevent the Executive from violating this Agreement, the Executive consents to the entry of a court order enjoining further violation of the Agreement. The equitable relief permitted by this paragraph 5 shall not prejudice the Company's right to other legal remedies.

         6. The Executive acknowledges that nothing in this Agreement shall be deemed to create any expectations or promises as to job security or advancement. This Agreement shall not change in any way the terms and conditions of the Executive's employment by the Company, but only states specifically certain covenants relating to the relationship between the Company and the Executive.

         7. This Agreement embodies the entire agreement and understanding between the parties hereto and there are no other agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof, and this Agreement shall supersede all previous agreements, negotiations, commitments and writings with respect to the subject matter hereof. In the event any provision of this agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceedings, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         8. Any modification of this Agreement must be made in writing and signed by both parties.

         9. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but when taken together shall constitute but one instrument.

         10. This Agreement shall be binding upon the Executive and the Executive's executors, administrators and assigns, and shall inure to the benefit of the Company and its successors and assigns.

         11. No failure on the part of either party to exercise, and no delay in exercising or course of dealing with respect to, any right, power or privilege under this Agreement (or breach of any obligation under any other agreement) shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other agreement (or breach of any obligation under any other agreement) preclude any other or further exercise thereof or hereunder, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                IN WITNESS OF WHICH, the parties have executed this Agreement as of the date first written above.

                                 KEY PLASTICS TECHNOLOGY, L.L.C.

                                 By:  /s/ Mark J. Abbo

                                 Its: Treasurer

                                 /s/ David C. Benoit
                                 DAVID C. BENOIT